Exhibit 10.5

PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K, THIS EXHIBIT OMITS CERTAIN INFORMATION, IDENTIFIED BY [***], THAT IS NOT MATERIAL AND THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
ADDENDUM TO COLLABORATION AND LICENSE AGREEMENT
This Addendum to Collaboration and License Agreement (this “Addendum”) is entered into as of April 1, 2024 (the “Addendum Effective Date”) by and between argenx BV, a private limited company organized under the laws of Belgium with its principal place of business at Industriepark Zwijnaarde 7, 9052 Zwijnaarde (Ghent), Belgium (“Licensor”), Zai Auto Immune (Hong Kong) Limited, a Hong Kong company, with an address at Room 2301, 23F, Island Place Tower, 510 King’s Road, North Point, Hong Kong (“Licensee”) and, solely with respect to Section 15.16 (Parent Guarantee) of the License Agreement, Zai Lab Limited, a China company, with an address at 4F, Bldg 1, Jinchuang Plaza 4560 Jinke Rd, Shanghai, China, 201210 (“Parent”). Licensor and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, reference is made to that certain Collaboration and License Agreement entered into among Licensor, Licensee and Parent on 6 January 2021 (the “License Agreement”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the License Agreement.
WHEREAS, the Parties desire to amend the royalty and milestone payment obligations under the License Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
1.Restated Royalty Rates. Section 8.4.1 (Royalty Rates) of the License Agreement is hereby amended and restated in its entirety as follows:
“Royalty Rates. As further consideration for the rights granted by Licensor to Licensee on the Licensed Technology in accordance with Section 7.1 hereunder, during the applicable Royalty Term, Licensee shall pay to Licensor royalties on Net Sales of all Licensed Products in the Territory, calculated as follows:

Net Sales of all Licensed Products in a Calendar Year	Royalty Rate*
For that portion of aggregate Net Sales of all Licensed Products in the Territory during a Calendar Year less than [***]	[***]%
For that portion of aggregate Net Sales of all Licensed Products in the Territory during a Calendar Year equal to or greater than [***] but less than [***]	[***]%
For that portion of aggregate Net Sales of all Licensed Products in the Territory during a Calendar Year equal to or greater than [***] but less than [***]	[***]%

For that portion of aggregate Net Sales of all Licensed Products in the Territory during a Calendar Year equal to or greater than [***] but less than [***]	[***]%
For that portion of aggregate Net Sales of all Licensed Products in the Territory during a Calendar Year equal to or greater than [***]”	[***]%
*Subject to Section 2 (Royalty Roll-Up) of the Addendum
2.Royalty Roll-Up. Notwithstanding any provision to the contrary set forth in the License Agreement or this Addendum, if, and for so long as, during the Term, from the Addendum Effective Date onward, Licensee, its Affiliates, and sublicensees have not achieved [***] in cumulative Net Sales for the Licensed Products in the Territory (such achievement of Net Sales, the “Roll-Up Threshold”), the royalty rates set forth in Section 8.4.1 (Royalty Rates) of the License Agreement shall be reduced by [***] percent ([***]%). For clarity, in no event shall the royalty reductions set forth in this Section 2 (Royalty Roll-Up) of this Addendum modify (a) the beginning or expiration of the Royalty Term for any Licensed Product in any jurisdiction, (b) the calculation of aggregate Net Sales of Licensed Products in the Territory in a given Calendar Year for purposes of determining the applicable royalty rate tier under Section 8.4.1 (Royalty Rates) of the License Agreement (which, for the avoidance of doubt, shall include all cumulative Net Sales for the Licensed Products in the Territory prior to and upon the achievement of the Roll-Up Threshold), (c) Licensee’s obligation to reimburse Licensor for payments owed under the [***] Agreement pursuant to Section 8.4.4(a) (Existing Licensor Agreements) of the License Agreement, or (d) Licensee’s obligation to provide royalty reports pursuant to Section 8.4.8 (Royalty Payments and Reports) of the License Agreement.
3.Sales Milestone Payment. In partial consideration of the rights granted by Licensor to Licensee hereunder on the Licensed Technology as set out in Section 7.1 (Grants to Licensee) of the License Agreement, and without limiting the payments owed by Licensee to Licensor under Sections 8.2 (Development Cost-Sharing Payment), 8.3 (Development Milestone Payment), and 8.4 (Royalties) of the License Agreement, Licensee shall make to Licensor a one-time milestone payment of [***] in cash upon achieving the Roll-Up Threshold (such payment, the “Sales Milestone Payment”). Licensee will notify Licensor in writing upon the achievement of the Roll-Up Threshold concurrently with its quarterly royalty reports under Section 8.4.8 (Royalty Payments and Reports) due within [***] Business Days after the end of every Calendar Quarter. Licensee shall pay to Licensor such milestone payment within [***] days upon receipt of an invoice from Licensor. For clarity, Sections 8.5 (Mode of Payment; Offsets), 8.7 (Taxes), and 8.8 (Interest on Late Payments) of the License Agreement shall apply mutatis mutandis to Licensee’s payment of the Sales Milestone Payment to Licensor.
4.Failure to Pay Sales Milestone Payment. Notwithstanding anything to the contrary set forth in the License Agreement, the Parties acknowledge and agree that (a) any failure by Licensee to timely pay the Sales Milestone Payment in accordance with Section 3 (Sales Milestone Payment) of this Addendum will be deemed a material breach of the License Agreement by Licensee under Section 13.2.1 (Material Breach) of the License Agreement, (b) subject to Section 13.2.1(b) of the License Agreement, Licensee’s cure period to remedy any such material breach shall be [***] days after Licensee’s receipt of a Default Notice in respect of such material breach (or such other period as may be agreed to by the Parties), and (c) in order to cure such material breach, Licensee shall be required to pay to Licensor both (i) the Sales Milestone Payment, and (ii) any interest accrued thereon in accordance with Section 8.8 (Interest on Late Payments) of the License Agreement, in each case ((i) and (ii)), by the end of such cure period.

5.Public Disclosures. The terms of Sections 10.2.1(a) and 10.4 (Public Announcements) of the License Agreement shall apply mutatis mutandis to either Party’s (a) disclosure of this Addendum or its subject matter pursuant to law, regulation, or in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial, or local governmental or regulatory body of competent jurisdiction, including by reason of filing with securities regulators, or (b) issuance of any public announcement, press release, or other public disclosure regarding this Addendum or its subject matter.
6.Miscellaneous.
6.1.Except as expressly set forth in this Addendum, the License Agreement shall be unchanged and shall remain in full force and effect. In the event of any conflict or inconsistency between this Addendum and the License Agreement, the terms of the License Agreement will control.
6.2.Any Confidential Information disclosed by a Party under this Addendum will be governed by Article 10 (Confidentiality and Non-Disclosure) of the License Agreement. The terms of Article 15 (Miscellaneous) of the License Agreement will apply mutatis mutandis to the terms of this Addendum.
6.3.This Addendum or the performance, enforcement, breach or termination hereof shall be interpreted, governed by and construed in accordance with the laws of the State of New York, United States, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Addendum to the substantive law of another jurisdiction.
6.4.This Addendum may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Addendum may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

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IN WITNESS WHEREOF, each party has caused this Addendum to be duly executed by its authorized representative under seal, in duplicate on the Addendum Effective Date.

ZAI AUTO IMMUNE (HONG KONG) LIMITED

By:	/s/ Jonathan Wang
Name:	Jonathan Wang
Title:	Chief Business Officer
Date	30th June 2024

ARGENX BV

By:	/s/ Karl Gubitz
Name:	Karl Gubitz
Title:	Chief Financial Officer
Date	30th June 2024

By:	/s/ Arjen Lemmen
Name:	Arjen Lemmen
Title:	Vice President Corporate Development & Strategy
Date	30th June 2024

Solely with respect to Section 15.16 (Parent Guarantee)
of the License Agreement:

ZAI LAB LIMITED

By:	/s/ Yajing Chen
Name:	Yajing Chen
Title:	Chief Financial Officer
Date	30th June 2024